EXHIBIT 4 - FIRST AMENDMENT TO WARRANT AGENT AGREEMENT


FIRST AMENDMENT TO WARRANT AGREEMENT

This First Amendment to that certain Warrant Agreement between Gemstar Enterprises, Inc., formerly North Star Petroleum, Inc., a Nevada corporation (the "Company") and Cottonwood Stock Transfer, successor to Western States Transfer & Registrar, Inc., (the "Warrant Agent") dated December 2, 1987 and attached hereto as Exhibit "A" (the "Agreement") is entered into between the Company and Warrant Agent this 13th day of July, 1990.

WHEREAS, the Company terminated the services of Western States Transfer & Registrar, Inc. and replaced it with the Warrant Agent; and

WHEREAS, the Company has designated the original warrant issued by the Company in 1988 as Class A Warrants and has subsequently distributed warrants to shareholders of the Company designated as Class B Warrants; and

WHEREAS, the parties desire to modify the Agreement to reflect such changes and other amendments as set forth herein; and

WHEREAS, the parties desire the Agreement except as modified herein as to remain in full force and effect;

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. The Company's address is changed to 525 East 100 South, Suite 100, Salt Lake City, Utah 84102.

2. The term "Warrant Agent" shall refer to Cottonwood Stock Transfer, 525 East 100 South, Suite 105, Salt Lake City, Utah 84102.

3. The first "Whereas" paragraph of the Agreement is deleted in its entirety and the following paragraphs are substituted:

"WHEREAS, the Company has authorized and issued a Class A Warrant entitling the registered holder thereof to purchase one share of common stock at a price of $1.60 per share during the exercise period commencing on the effective date of that certain registration statement filed with the Securities and Exchange Commission on Form S-1 by the Company in July of 1990 registering 1,100,009 shares of common stock for sale to warrant holders upon exercise of the Warrants (the "Registration Statement") and ending 45 days from the effective date thereof. A copy of the certificate evidencing the Class A Warrant is attached hereto as Exhibit "B" and by this reference made a part hereof; and

WHEREAS, the Company has authorized and issued a Class B Warrant entitling the registered holder thereof to purchase one share of common stock at a price of $4.00 per share during the exercise period commencing on the effective date of the Registration Statement and ending six months from the effective date thereof. A copy of the certificate evidencing the Class B Warrant is attached hereto as Exhibit "C" and by this reference made a part hereof."






4. Section 1.02 of the Agreement is amended by amending the second sentence as such section to read:

"The test of the Warrant Certificate including the form of assignment and subscription to be printed on the reverse side thereof shall be substantially in the form of Exhibit "B" and "C" attached hereto."

5. Section 2.01 of the Agreement is amended by amending the first sentence of such section to read:

"This Agreement shall cover 551,145 Class A Warrants and 548,864 Class B Warrants, each exercisable for a period as set forth in the Warrant Certificate."

6. Section 6.05 of the Agreement is amended by deleting North Star Petroleum and the address and deleting reference to Thomas G. Kimble, Esq. And the address and replacing the same with:

            Gemstar Enterprises, Inc.
            525 East 100 South, Suite 100
            Salt Lake City, Utah 84109

Also, the reference and address of Western States Transfer & Registration, Inc. are deleted and replaced with:

            Cottonwood Stock Transfer
            525 East 100 South, Suite 105
            Salt Lake City, Utah 94109

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

GEMSTAR ENTERPRISES, INC.

By /s/ Denny W. Nestripke
   ---------------------------------
   Denny W. Nestripke, President

COTTONWOOD STOCK TRANSFER

By /s/ Shanna Atkinson
   ---------------------------------
   Shanna Atkinson, President